Exhibit 99.1

I

HESS MIDSTREAM PARTNERS LP

HESS MIDSTREAM PARTNERS LP REPORTS ESTIMATED RESULTS FOR THE THIRD QUARTER OF 2018

Third Quarter Highlights:

•	Net income was $96.8 million. Net cash provided by operating activities was $115.4 million.
•	Adjusted EBITDA[1] was $127.7 million, of which $25.2 million was attributable to Hess Midstream Partners LP.
•	DCF[1] of Hess Midstream Partners LP was $24.9 million resulting in 1.25x DCF coverage of distributions for the period.
•	Increased quarterly cash distribution to $0.3575 per unit, an increase of 15% compared to the prior-year quarter.
•

Compared with the prior‑year quarter, throughput volumes increased 10% for gas gathering, 46% for crude oil gathering, 13% for gas processing and 39% for crude oil terminaling, driven by Hess Corporation’s growing production, capturing additional third-party customer volumes, and continued strong operating performance of our assets.

•	Revolver remains undrawn with capacity of $300 million available to fund future growth.

2018 Revised Full Year Guidance:

•

Updated net income guidance to $370 - $375 million and Adjusted EBITDA guidance to $495 - $500 million, increasing the low end of previous guidance on expected stronger completion of the year. DCF guidance increased to $96 - $97 million.

•	Midpoint of volume guidance increased for gas processing, crude oil gathering and terminaling throughputs, driven by growing Hess Corporation and third-party production.

HOUSTON, October 31, 2018—Hess Midstream Partners LP (NYSE: HESM) (“Hess Midstream”) today reported third quarter 2018 net income of $96.8 million compared with net income of $76.5 million for the third quarter of 2017. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $18.8 million, or $0.34 per common unit. Hess Midstream generated Adjusted EBITDA of $25.2 million and DCF of $24.9 million for the third quarter of 2018.

Commenting on the third quarter 2018 results, John Gatling, Chief Operating Officer of Hess Midstream said “Hess Midstream reported another strong quarter of consistent growth and operational delivery. Our advantaged infrastructure position continues to capture significant additional volumes from Hess and other third-party producers in the Bakken.”

[1]	Adjusted EBITDA and DCF are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

Financial Results

Hess Midstream’s results included in this release are consolidated to include the noncontrolling interests in Hess Midstream’s assets retained by Hess Infrastructure Partners LP (“Hess Infrastructure Partners”). We refer to certain results as “attributable to Hess Midstream Partners LP,” which excludes the noncontrolling interests in Hess Midstream’s assets retained by Hess Infrastructure Partners.

Revenues and other income in the third quarter of 2018 were $169.5 million, including $11.5 million of shortfall fees. Revenues were up from $146.7 million in the prior‑year quarter primarily attributable to higher throughput volumes and tariff rates. Total costs and expenses in the third quarter of 2018 were $72.4 million up from $69.8 million in the prior-year quarter primarily attributable to higher depreciation driven by new gathering assets placed in service in 2018. Net income for the third quarter of 2018 was $96.8 million and net cash provided by operating activities was $115.4 million.

Adjusted EBITDA was $127.7 million, of which $25.2 million is attributable to Hess Midstream. DCF of $24.9 million resulted in a 1.25x DCF coverage ratio relative to distributions.

At the end of the third quarter 2018, Hess Midstream’s $300.0 million revolving credit facility remained undrawn and available to fund organic growth projects or acquisitions from Hess Corporation (“Hess”), Hess Infrastructure Partners or third parties.

Operational Highlights

Throughput volumes were up across all segments in the third quarter of 2018 compared to the third quarter of 2017. In the gathering segment, throughput volumes increased 10% for gas gathering and 46% for crude oil gathering compared to the prior-year quarter, driven by growing Hess production and higher third-party volumes. In the gas processing segment, throughput volumes increased 13% compared to the prior-year quarter, driven by strong operating performance at the Tioga Gas Plant. In addition, construction of the Little Missouri 4 (“LM4”) gas processing plant is progressing and is now estimated by the operator, Targa Resources Corp., to be completed and in service in the second quarter of 2019. In the crude oil terminaling segment, throughput volumes increased 39% compared to the prior-year quarter, driven by growing Hess production and additional volumes from third-party customers.

Capital Expenditures

Gross capital expenditures for the third quarter of 2018 totaled $107.0 million, including $79.3 million of expansion capital expenditures, $26.0 million of equity investments associated with the LM4 gas processing plant, and $1.7 million of maintenance capital expenditures. Under the contribution agreement we entered into with Hess Infrastructure Partners in connection with our initial public offering (“IPO”), Hess Infrastructure Partners reimbursed $0.2 million of gross maintenance capital expenditures incurred during the third quarter of 2018. Capital expenditures in the prior-year quarter were $25.7 million, including $18.5 million of expansion capital expenditures and $7.2 million of maintenance capital expenditures. The increase in expansion capital expenditures was primarily attributable to expansion of our gathering system and compression capacity to support Hess and third-party growth. Net capital expenditures attributable to Hess Midstream Partners LP in the third quarter of 2018 totaled $21.4 million, including $15.9 million of expansion capital expenditures, $5.2 million of equity investments associated with the LM4 gas processing plant, and $0.3 million of maintenance capital expenditures.

Quarterly Cash Distributions

On October 25, 2018, our general partner’s board of directors declared a cash distribution of $0.3575 per unit for the third quarter of 2018, an increase of 3.6% over the distribution for the prior quarter and 15% compared to the third quarter of 2017. The distribution is expected to be paid on November 13, 2018 to unitholders of record as of the close of business on November 5, 2018.

Hess Midstream is targeting long‑term 15% annual distribution growth per unit with at least a 1.1x distribution coverage ratio.

Guidance

Hess Midstream is updating its guidance for full year 2018 as follows:

Year Ending
December 31, 2018
(Unaudited)
Financials (millions)
Net income	$370 - 375
Consolidated Adjusted EBITDA	$495 - 500
Adjusted EBITDA attributable to Hess Midstream Partners LP	$97 - 98
DCF of Hess Midstream Partners LP	$96 - 97
Expansion capital, net to Hess Midstream Partners LP	$68
Maintenance capital, net to Hess Midstream Partners LP	$2

Year Ending
December 31, 2018
(Unaudited)
Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day	245 - 250
Crude oil gathering - bopd	85 - 90
Gas processing - Mcf of natural gas per day	230 - 235
Crude terminals - bopd	95 - 100

Investor Webcast

Hess Midstream will review third quarter financial and operating results and other matters on a webcast today at 12:30 p.m. Eastern Time. The live audio webcast is accessible on the Investor page of our website www.hessmidstream.com. Conference call numbers for participation are 866-395-9624, or 213-660-0871 for international callers. The passcode number is 1393179. A replay of the conference call will be available at the same location following the event.

About Hess Midstream

Hess Midstream Partners LP is a fee‑based, growth oriented traditional master limited partnership that was formed to own, operate, develop and acquire a diverse set of midstream assets to provide services to Hess Corporation and third‑party customers. Hess Midstream’s assets are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional non‑GAAP measures to facilitate comparisons of past performance and future periods. We use two non‑GAAP financial measures in this earnings release. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) plus net interest expense, income tax expense and depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as other income and other non‑cash, non‑recurring items, if applicable. We define Adjusted EBITDA attributable to Hess Midstream Partners LP as Adjusted EBITDA less Adjusted EBITDA attributable to Hess Infrastructure Partners’ retained interests in our joint interest assets. “Distributable Cash Flow” (“DCF”) is defined as Adjusted EBITDA attributable to Hess Midstream Partners LP less cash paid for interest and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our unitholders. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of both reported net income attributable to Hess Midstream Partners LP (GAAP) to Adjusted EBITDA and net cash provided by operating activities (GAAP) to Distributable Cash Flow, are provided below.

	Third Quarter
	(unaudited)
	2018		2017

(in millions, except ratio and per-unit data)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net income:
Net income	$96.8		$76.5
Plus:
Depreciation expense	30.6		28.5
Interest expense, net	0.3		0.4
Adjusted EBITDA	127.7		105.4
Less:
Adjusted EBITDA attributable to noncontrolling interest(a)	102.5		84.3
Adjusted EBITDA attributable to Hess Midstream Partners LP	$25.2		$21.1
Less:
Cash interest paid, net	-		0.2
Maintenance capital expenditures	0.3		-
Distributable cash flow attributable to Hess Midstream Partners LP	$24.9		$20.9

Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net cash provided by operating activities:
Net cash provided by operating activities	$115.4		$101.2
Changes in assets and liabilities	12.6		4.1
Amortization of deferred financing costs	(0.3)		(0.2)
Unit-based compensation	(0.3)		(0.1)
Interest expense, net	0.3		0.4
Adjusted EBITDA	$127.7		$105.4
Less:
Adjusted EBITDA attributable to noncontrolling interest(a)	102.5		84.3
Adjusted EBITDA attributable to Hess Midstream Partners LP	$25.2		$21.1
Less:
Cash interest paid, net	-		0.2
Maintenance capital expenditures	0.3		-
Distributable cash flow attributable to Hess Midstream Partners LP	$24.9		$20.9
Distributed cash flow	20.0		17.3
Distribution coverage ratio	1.25	x	1.21	x
Distribution per unit	$0.3575		$0.3107
(a)

Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in the net income of Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

Guidance
Year Ending
December 31, 2018
(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net income:
Net income	$370 - 375
Plus:
Depreciation expense	123
Interest expense, net	2
Adjusted EBITDA	495 - 500
Less:
Adjusted EBITDA attributable to noncontrolling interest(a)	398 - 402
Adjusted EBITDA attributable to Hess Midstream Partners LP	97 - 98
Less:
Cash interest paid, net and maintenance capital expenditures	1
Distributable cash flow attributable to Hess Midstream Partners LP	$96 - 97
(a)

Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in the net income of Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

Forward‑looking Statements

This press release may include forward‑looking statements within the meaning of the federal securities laws. Generally, the words “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “believe,” “intend,” “project,” “plan,” “predict,” “will” and similar expressions identify forward‑looking statements, which generally are not historical in nature. Forward‑looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and current projections or expectations. When considering these forward‑looking statements, you should keep in mind the risk factors and other cautionary statements in the Hess Midstream’s annual report on Form 10-K for the year ended December 31, 2017, and in other reports we file with the Securities and Exchange Commission. Hess Midstream undertakes no obligation and does not intend to update these forward‑looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward‑looking statements, which speak only as of the date of this press release.

For Hess Midstream Partners LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Robert Young

(346) 319-8783

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2018	2017	2018
Statement of operations
Revenues
Affiliate services	$169.3	$146.7	$164.5
Other income	0.2	-	0.2
Total revenues	169.5	146.7	164.7
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	39.4	39.6	37.1
Depreciation expense	30.6	28.5	30.2
General and administrative expenses	2.4	1.7	2.4
Total costs and expenses	72.4	69.8	69.7
Income from operations	97.1	76.9	95.0
Interest expense, net	0.3	0.4	0.4
Net income	$96.8	$76.5	$94.6
Less: Net income attributable to noncontrolling interest	78.0	61.5	76.8
Net income attributable to Hess Midstream Partners LP	18.8	15.0	17.8
Less: General partner interest in net income attributable to Hess Midstream Partners LP	0.5	0.3	0.4
Limited partners' interest in net income attributable to Hess Midstream Partners LP	$18.3	$14.7	$17.4
Net income per limited partner unit (basic and diluted):
Common	$0.34	$0.27	$0.32
Subordinated	$0.34	$0.27	$0.32
Weighted average limited partner units outstanding:
Basic:
Common	27.3	27.3	27.3
Subordinated	27.3	27.3	27.3
Diluted:
Common	27.4	27.3	27.4
Subordinated	27.3	27.3	27.3

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Nine Months Ended September 30,
	2018	2017
Statement of operations
Revenues
Affiliate services	$490.6	$415.3
Other income	0.6	-
Total revenues	491.2	415.3
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	111.1	117.3
Depreciation expense	90.8	83.8
General and administrative expenses	7.9	5.6
Total costs and expenses	209.8	206.7
Income from operations	281.4	208.6
Interest expense, net	1.0	0.9
Net income	$280.4	$207.7
Less: Net income prior to the IPO on April 10, 2017	-	68.2
Less: Net income attributable to noncontrolling interest	226.8	113.1
Net income attributable to Hess Midstream Partners LP	53.6	26.4
Less: General partner interest in net income attributable to Hess Midstream Partners LP	1.2	0.5
Limited partners' interest in net income attributable to Hess Midstream Partners LP	$52.4	$25.9
Net income per limited partner unit (basic and diluted):
Common	$0.96	$0.48
Subordinated	$0.96	$0.48
Weighted average limited partner units outstanding:
Basic:
Common	27.3	26.7
Subordinated	27.3	26.7
Diluted:
Common	27.4	26.7
Subordinated	27.3	26.7

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Third Quarter 2018
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$82.6	$65.2	$21.5	$-	$169.3
Other income	-	-	0.2	-	0.2
Total revenues	82.6	65.2	21.7	-	169.5
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	16.1	14.0	9.3	-	39.4
Depreciation expense	15.6	11.0	4.0	-	30.6
General and administrative expenses	1.0	0.6	0.1	0.7	2.4
Total costs and expenses	32.7	25.6	13.4	0.7	72.4
Income (loss) from operations	49.9	39.6	8.3	(0.7)	97.1
Interest expense, net	-	-	-	0.3	0.3
Net income (loss)	49.9	39.6	8.3	(1.0)	96.8
Less: Net income (loss) attributable to noncontrolling interest	39.8	31.5	6.7	-	78.0
Net income (loss) attributable to Hess Midstream Partners LP	$10.1	$8.1	$1.6	$(1.0)	$18.8

	Third Quarter 2017
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate	$72.1	$58.5	$16.1	$-	$146.7
Total revenues	72.1	58.5	16.1	-	146.7
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	16.0	15.3	8.3	-	39.6
Depreciation expense	13.8	10.9	3.8	-	28.5
General and administrative expenses	0.8	0.3	0.2	0.4	1.7
Total costs and expenses	30.6	26.5	12.3	0.4	69.8
Income (loss) from operations	41.5	32.0	3.8	(0.4)	76.9
Interest expense	-	-	-	0.4	0.4
Net income (loss)	41.5	32.0	3.8	(0.8)	76.5
Less: Net income (loss) attributable to noncontrolling interest	33.3	25.3	2.9	-	61.5
Net income (loss) attributable to Hess Midstream Partners LP	$8.2	$6.7	$0.9	$(0.8)	$15.0

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Second Quarter 2018
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$81.9	$62.9	$19.7	$-	$164.5
Other income	-	-	0.2	-	0.2
Total revenues	81.9	62.9	19.9	-	164.7
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	16.1	13.4	7.6	-	37.1
Depreciation expense	15.4	10.9	3.9	-	30.2
General and administrative expenses	0.9	0.4	-	1.1	2.4
Total costs and expenses	32.4	24.7	11.5	1.1	69.7
Income (loss) from operations	49.5	38.2	8.4	(1.1)	95.0
Interest expense, net	-	-	-	0.4	0.4
Net income (loss)	49.5	38.2	8.4	(1.5)	94.6
Less: Net income (loss) attributable to noncontrolling interest	39.8	30.5	6.5	-	76.8
Net income (loss) attributable to Hess Midstream Partners LP	$9.7	$7.7	$1.9	$(1.5)	$17.8

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2018	2017	2018

Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day	251	229	253
Crude oil gathering - bopd	89	61	82
Gas processing - Mcf of natural gas per day	241	214	237
Crude terminals - bopd	99	71	94
NGL loading - blpd	16	13	15

		Nine Months Ended September 30,
		2018	2017
Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day		246	208
Crude oil gathering - bopd		84	63
Gas processing - Mcf of natural gas per day		231	193
Crude terminals - bopd		95	63
NGL loading - blpd		14	12